Exhibit 99.1

news release

TENNECO ANNOUNCES RESULTS OF 2014 ANNUAL MEETING

Lake Forest, Illinois, May 14, 2014 – Tenneco Inc. (NYSE: TEN) announced at its annual meeting today that its shareholders re-elected Thomas C. Freyman, Dennis J. Letham, Hari N. Nair, Roger B. Porter, David B. Price, Jr., Gregg M. Sherrill, Paul T. Stecko, and Jane L. Warner to the company’s board of directors. The directors have been re-elected to serve a term expiring at the 2015 annual meeting of stockholders.

In addition, stockholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent accountants for 2014, and in an advisory vote, approved the company’s executive compensation.

About Tenneco

Tenneco is an $8 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 26,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

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Contacts:

Bill Dawson

Media inquiries

847 482-5807

bdawson@tenneco.com

Linae Golla

Investor inquiries

847 482-5162

lgolla@tenneco.com